Exhibit 99.1

EA REPORTS FIRST QUARTER FISCAL YEAR 2010 RESULTS

The Sims 3 Sold 3.7 Million Copies

Wii Sales Doubled with Launch of EA SPORTS Active

Madden NFL 10 Available on August 14

REDWOOD CITY, CA – August 4, 2009 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its fiscal first quarter ended June 30, 2009.

Fiscal First Quarter Results (comparisons are to the quarter ended June 30, 2008)

GAAP net revenue for the quarter, which includes the impact of deferred revenue adjustments, was $644 million, as compared with $804 million for the prior year. During the quarter, EA had a net revenue deferral of $172 million related to certain online-enabled packaged goods games and digital content as compared with a net benefit of $195 million in the first quarter of the prior year.

Non-GAAP net revenue was $816 million, up 34 percent as compared with $609 million for the prior year. Sales were driven by launches of The Sims™ 3, EA SPORTS Active™, and Fight Night Round 4.

GAAP net loss for the quarter, including the impact of deferred revenue, was $234 million as compared with a net loss of $95 million for the prior year. GAAP diluted loss per share was $0.72 as compared with GAAP diluted loss per share of $0.30 for the prior year.

Non-GAAP net loss was $6 million as compared with a non-GAAP net loss of $135 million a year ago. Non-GAAP diluted loss per share was $0.02 as compared with a non-GAAP diluted loss per share of $0.42 for the prior year.

Trailing-twelve-month cash flow used in operations was $25 million as compared with cash flow generated from operations of $239 million a year ago. The Company ended the quarter with cash, cash equivalents and short-term investments of $1.8 billion.

“Good execution delivered better-than-expected financial results in the first quarter,” said John Riccitiello, Chief Executive Officer. We are very pleased with the success of both The Sims 3 and EA SPORTS Active.”

“Our Q1 performance was driven by our previously announced cost-cutting initiatives and a strong frontline slate,” said Eric Brown, Chief Financial Officer. “We had a solid Q1 both top and bottom line and we are focused on delivering the balance of the year.”

Highlights (comparisons are to the quarter ended June 30, 2008)

¡	EA was the #1 publisher in North America and Europe in the June quarter. EA had four of the top-ten games in North America and Europe.
¡

EA launched five titles in the quarter that received a Metacritic rating of 80 or above, including: Fight Night Round 4, BOOM BLOX™ Bash Party, The Sims 3, Tiger Woods PGA TOUR® 10 and EA SPORTS Active. Calendar year-to-date, EA has nine titles rated at 80 or above.

¡	Four titles won Best of E3 awards: Mass Effect™ 2 won Best RPG; Fight Night Round 4 won Best Sports Game; Star Wars®: The Old Republic™ won Best PC Game; Left 4 Dead 2 won Best Online Multiplayer.
¡	The Sims 3 was the #1 selling title at retail in Europe and North America combined for the quarter.
¡	EA SPORTS Active sold over 1.8 million copies in the quarter – making it EA’s best-selling Wii title ever.
¡

EA’s Wii share hit a record 21 percent in North America and was 13 percent in Europe – driven by EA SPORTS Active, Tiger Woods PGA TOUR 10, EA SPORTS Grand Slam® Tennis and Rock Band® 2 in partnership with MTV Games.

¡	EA Digital non-GAAP revenue $124 million – up 38 percent year-over-year.
¡	EA Mobile™, the world’s leading publisher of games for phones, delivered $50 million of non-GAAP revenue in the quarter – up 14 percent year-over-year.
¡	EA acquired J2Play, a leading social gaming company.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of August 4, 2009. Results may be materially different and are affected by many factors, including: development delays on EA’s products; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year Expectations – Ending March 31, 2010

¡	GAAP net revenue is expected to be between $3.7 and $3.85 billion – consistent with the Company’s previously provided guidance.
¡	Non-GAAP net revenue is expected to be approximately $4.3 billion – consistent with the Company’s previously provided guidance.
¡	GAAP diluted loss per share is expected to be between $0.85 and $1.35 – adjusted from the Company’s previously provided guidance of $0.85 and $1.45.
¡	Non-GAAP diluted earnings per share are expected to be approximately $1.00 – consistent with the Company’s previously provided guidance.
¡	For purposes of calculating fiscal year 2010 GAAP loss per share, the Company estimates a share count of 323 million and for non-GAAP EPS, the Company estimates a share count of 325 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	$450 to $600 million for the impact of the change in deferred net revenue (packaged goods and digital content),
—	$210 million of estimated stock-based compensation,
—	$55 million of amortization of intangible assets,
—	$25 to $35 million of restructuring charges,
—	$14M loss on lease termination and facilities acquisition, and

—	($152) million in the difference between the Company’s GAAP and non-GAAP tax expenses.

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal first quarter ended June 30, 2009 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 627-6511, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until August 11, 2009 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

*Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Income tax adjustments
¡	Losses (gains) on strategic investments
¡	Loss on lease termination and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Restructuring charges
¡	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Certain Abandoned Acquisition-Related Costs. Electronic Arts incurred significant legal, banking and other consulting fees related to the Company’s proposed acquisition and related cash tender offer for all of the outstanding shares of Take-Two Interactive Software, Inc. On August 18, 2008, the Company allowed the tender offer to expire without purchasing any shares of Take-Two and, on September 14, 2008, the Company announced that it had terminated discussions with Take-Two. The costs incurred in connection with the abandoned proposal and tender offer were outside the ordinary course of business and were excluded by the Company when assessing the performance of its management team. As such, the Company believes it is appropriate to exclude such expenses from its non-GAAP financial measures.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods games and online content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic

Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Goodwill Impairment. Adverse economic conditions, including the decline in the Company’s market capitalization and expected financial performance, indicated that a potential impairment of goodwill existed during the three months ended December 31, 2008. As a result, the Company performed goodwill impairment tests for its reporting units in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” and determined that goodwill related to its mobile reporting unit was impaired. As the Company excludes the GAAP impact of acquired intangible assets (such as goodwill) from its financial results when analyzing the operating performance of an acquisition in subsequent periods, Electronic Arts believes it is appropriate to exclude goodwill impairment charges from its non-GAAP financial measures.

Income taxes adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

Losses (Gains) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Loss on Lease Termination and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. EA exercised its option to purchase the facilities concurrent with the maturity of those financing arrangements, which were extinguished by payment of the purchase price. The aggregate purchase price of the facilities was approximately $247 million in cash, which reflects the amount financed by the lessor under the leases. Electronic Arts expects to recognize in the second quarter of fiscal 2010 a pre-tax loss associated with this acquisition as the estimated fair value of the facilities is less than the $247 million purchase price by approximately $14 million. In addition, Electronic Arts will reduce its income tax valuation allowance by $35 to $40 million as a result of this lease termination and facility acquisition such that on an after-tax basis, Electronic Arts will incur a positive net income effect of $21 to $26 million from this transaction. Electronic Arts’ management will exclude the effect of this transaction when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related loss of $38 million. This significant non-recurring loss is excluded from our Non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. Electronic Arts adopted SFAS 123(R), “Share-Based Payment” beginning in its fiscal year 2007. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2010 guidance information under the heading “Business Outlook” contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles during fiscal year 2010; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); consumer demand for software for the PlayStation®2; the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009. These forward-looking statements speak only as of August 4, 2009. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2009.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2009, EA posted GAAP net revenue of $4.2 billion and had 31 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Tricia Gugler	Holly Rockwood
Vice President, Investor Relations	Director, Corporate Communications
650-628-7327	650-628-7323
tgugler@ea.com	hrockwood@ea.com

EA, EA SPORTS, EA Mobile, POGO, EA SPORTS Active, The Sims, BOOM BLOX and are trademarks or registered trademarks of Electronic Arts Inc. in the U.S. and/or other countries. Mass Effect is a trademark or registered trademark of EA International (Studio and Publishing) Ltd. in the U.S. and/or other countries. Grand Slam is a registered Trademark jointly owned by Australian Open, US Open, French Open and Wimbledon. LucasArts, the LucasArts logo, STAR WARS and related properties are trademarks in the United States and/or in other countries of Lucasfilm Ltd. and/or its affiliates. Rock Band and all related titles and logos are trademarks of Harmonix Music Systems, Inc., an MTV Networks company. John Madden, NFL, Tiger Woods and PGA TOUR, are trademarks or registered trademarks of their respective owners and used with permission. Xbox and Xbox 360 are trademarks of the Microsoft group of companies and are used under license from Microsoft. “PlayStation” and “PLAYSTATION” are registered trademarks of Sony Computer Entertainment Inc. Wii and Nintendo DS are trademarks of Nintendo. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended June 30,
	2009	2008
Net revenue	$644	$804
Cost of goods sold	321	296

Gross profit	323	508

Operating expenses:
Marketing and sales	164	128
General and administrative	66	84
Research and development	312	356
Acquired in-process technology	-	2
Amortization of intangibles	12	15
Restructuring charges	14	20

Total operating expenses	568	605

Operating loss	(245)	(97)

Losses on strategic investments	(16)	(6)
Interest and other income, net	3	15

Loss before provision for (benefit from) income taxes	(258)	(88)

Provision for (benefit from) income taxes	(24)	7

Net loss	$(234)	$(95)

Loss per share
Basic and diluted	$(0.72)	$(0.30)

Number of shares used in computation
Basic and diluted	323	318

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net loss and non-GAAP loss per share.

	Three Months Ended June 30,
	2009	2008
Net loss	$(234)	$(95)

Acquired in-process technology	-	2
Amortization of intangibles	12	15
Change in deferred net revenue (packaged goods and digital content)	172	(195)
COGS amortization of intangibles	3	3
Losses on strategic investments	16	6
Restructuring charges	14	20
Stock-based compensation	33	50
Income tax adjustments	(22)	59

Non-GAAP net loss	$(6)	$(135)

Non-GAAP loss per share	$(0.02)	$(0.42)

Number of shares used in computation	323	318

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2009	March 31, 2009 (a)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$1,839	$2,155
Marketable equity securities	440	365
Receivables, net of allowances of $190 and $217, respectively	375	116
Inventories	215	217
Deferred income taxes, net	56	51
Other current assets	251	216

Total current assets	3,176	3,120

Property and equipment, net	341	354
Goodwill	814	807
Acquisition-related intangibles, net	208	221
Deferred income taxes, net	67	61
Other assets	116	115

TOTAL ASSETS	$4,722	$4,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$166	$152
Accrued and other current liabilities	661	723
Deferred net revenue (packaged goods and digital content)	433	261

Total current liabilities	1,260	1,136

Income tax obligations	315	268
Deferred income taxes, net	40	42
Other liabilities	106	98

Total liabilities	1,721	1,544

Common stock	3	3
Paid-in capital	2,118	2,142
Retained earnings	566	800
Accumulated other comprehensive income	314	189

Total stockholders’ equity	3,001	3,134

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,722	$4,678

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended June 30,
	2009	2008
OPERATING ACTIVITIES

Net loss	$(234)	$(95)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquired in-process technology	-	2
Depreciation, amortization and accretion, net	48	50
Net losses on investments and sale of property and equipment	15	6
Non-cash restructuring charges	7	16
Stock-based compensation	33	50
Change in assets and liabilities:
Receivables, net	(252)	38
Inventories	4	(56)
Other assets	(35)	(7)
Accounts payable	8	(33)
Accrued and other liabilities	(82)	(41)
Deferred income taxes, net	(12)	(26)
Deferred net revenue (packaged goods and digital content)	172	(195)

Net cash used in operating activities	(328)	(291)

INVESTING ACTIVITIES

Capital expenditures	(8)	(31)
Proceeds from maturities and sales of short-term investments	168	135
Purchase of short-term investments	(269)	(158)
Acquisition of subsidiaries, net of cash acquired	(3)	(42)

Net cash used in investing activities	(112)	(96)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	3	25
Excess tax benefit from stock-based compensation	-	9

Net cash provided by financing activities	3	34

Effect of foreign exchange on cash and cash equivalents	21	(1)

Decrease in cash and cash equivalents	(416)	(354)
Beginning cash and cash equivalents	1,621	1,553

Ending cash and cash equivalents	1,205	1,199
Short-term investments	634	748

Ending cash, cash equivalents and short-term investments	$1,839	$1,947

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$804	$894	$1,654	$860	$644	(20%)
Change in deferred net revenue (packaged goods and digital content)	(195)	232	88	(251)	172

Non-GAAP net revenue	$609	$1,126	$1,742	$609	$816	34%

Gross Profit
GAAP gross profit	$508	$337	$729	$511	$323	(36%)
Change in deferred net revenue (packaged goods and digital content)	(195)	232	88	(251)	172
COGS amortization of intangibles	3	4	4	3	3
Loss on licensed intellectual property commitment (COGS)	-	-	-	38	-
Stock-based compensation	1	-	-	1	1

Non-GAAP gross profit	$317	$573	$821	$302	$499	57%

GAAP gross profit % (as a % of GAAP net revenue)	63%	38%	44%	59%	50%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	52%	51%	47%	50%	61%

Operating Income (Loss)
GAAP operating loss	$(97)	$(364)	$(304)	$(62)	$(245)	(153%)
Acquired in-process technology	2	-	1	-	-
Amortization of intangibles	15	16	15	12	12
Certain abandoned acquisition-related costs	-	21	-	-	-
Change in deferred net revenue (packaged goods and digital content)	(195)	232	88	(251)	172
COGS amortization of intangibles	3	4	4	3	3
Goodwill impairment	-	-	368	-	-
Loss on licensed intellectual property commitment (COGS)	-	-	-	38	-
Restructuring charges	20	3	18	39	14
Stock-based compensation	50	53	44	56	33

Non-GAAP operating income (loss)	$(202)	$(35)	$234	$(165)	$(11)	95%

GAAP operating loss % (as a % of GAAP net revenue)	(12%)	(41%)	(18%)	(7%)	(38%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(33%)	(3%)	13%	(27%)	(1%)

Net Income (Loss)
GAAP net loss	$(95)	$(310)	$(641)	$(42)	$(234)	(146%)
Acquired in-process technology	2	-	1	-	-
Amortization of intangibles	15	16	15	12	12
Certain abandoned acquisition-related costs	-	21	-	-	-
Change in deferred net revenue (packaged goods and digital content)	(195)	232	88	(251)	172
COGS amortization of intangibles	3	4	4	3	3
Goodwill impairment	-	-	368	-	-
Loss on licensed intellectual property commitment (COGS)	-	-	-	38	-
Losses (gains) on strategic investments	6	34	27	(5)	16
Restructuring charges	20	3	18	39	14
Stock-based compensation	50	53	44	56	33
Income tax adjustments	59	(73)	255	30	(22)

Non-GAAP net income (loss)	$(135)	$(20)	$179	$(120)	$(6)	96%

GAAP net loss % (as a % of GAAP net revenue)	(12%)	(35%)	(39%)	(5%)	(36%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(22%)	(2%)	10%	(20%)	(1%)

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(0.30)	$(0.97)	$(2.00)	$(0.13)	$(0.72)	(140%)
Non-GAAP diluted earnings (loss) per share	$(0.42)	$(0.06)	$0.56	$(0.37)	$(0.02)	95%

Number of shares used in computation
Basic	318	319	321	322	323
Diluted	318	319	322	322	323

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Geography Net Revenue
North America	429	555	957	471	343	(20%)
Europe	329	301	623	336	258	(22%)
Asia	46	38	74	53	43	(7%)

Total GAAP Net Revenue	804	894	1,654	860	644	(20%)

North America	(89)	191	(47)	(105)	106
Europe	(95)	37	123	(133)	61
Asia	(11)	4	12	(13)	5

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(195)	232	88	(251)	172

North America	340	746	910	366	449	32%
Europe	234	338	746	203	319	36%
Asia	35	42	86	40	48	37%

Total Non-GAAP Net Revenue	609	1,126	1,742	609	816	34%

North America	53%	62%	58%	55%	53%
Europe	41%	34%	38%	39%	40%
Asia	6%	4%	4%	6%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	56%	66%	52%	60%	55%
Europe	38%	30%	43%	33%	39%
Asia	6%	4%	5%	7%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Publisher Net Revenue (a)
Publishing	644	708	1,225	744	579	(10%)
Distribution	160	186	429	116	65	(59%)

Total GAAP Net Revenue	804	894	1,654	860	644	(20%)

Publishing	(195)	232	88	(251)	172
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(195)	232	88	(251)	172

Publishing	449	940	1,313	493	751	67%
Distribution	160	186	429	116	65	(59%	)

Total Non-GAAP Net Revenue	609	1,126	1,742	609	816	34%

Publishing	80%	79%	74%	87%	90%
Distribution	20%	21%	26%	13%	10%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing	74%	84%	75%	81%	92%
Distribution	26%	16%	25%	19%	8%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Packaged Goods	690	770	1,480	705	495	(28%)
Digital Services	90	104	126	112	117	30%
Other	24	20	48	43	32	33%

Total GAAP Net Revenue	804	894	1,654	860	644	(20%)

Packaged Goods	(195)	224	97	(248)	165
Digital Services	-	8	(9)	(2)	7
Other	-	-	-	(1)	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	(195)	232	88	(251)	172

Packaged Goods	495	994	1,577	457	660	33%
Digital Services	90	112	117	110	124	38%
Other	24	20	48	42	32	33%

Total Non-GAAP Net Revenue	609	1,126	1,742	609	816	34%

Packaged Goods	86%	86%	89%	82%	77%
Digital Services	11%	12%	8%	13%	18%
Other	3%	2%	3%	5%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Packaged Goods	81%	88%	90%	75%	81%
Digital Services	15%	10%	7%	18%	15%
Other	4%	2%	3%	7%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)

Beginning with the quarter ended June 30, 2009, the Company’s presentation of publisher net revenue combines co-publishing revenue with EA publishing revenue. For comparability purposes, the results for prior periods are presented accordingly.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS—GAAP AND NON-GAAP

Platform Net Revenue
Wii	109	94	254	126	161	48%
PLAYSTATION 3	162	120	297	197	121	(25%)
Xbox 360	134	291	448	132	73	(46%)
PlayStation 2	96	77	179	53	27	(72%)
Xbox	-	1	-	-	-	-

Total Consoles	501	583	1,178	508	382	(24%)
Wireless	44	47	49	49	50	14%
PSP	58	36	36	44	38	(34%)
Nintendo DS	21	44	118	38	28	33%

Total Mobile	123	127	203	131	116	(6%)
PC	152	165	215	180	124	(18%)
Licensing and Other	28	19	58	41	22	(21%)

Total GAAP Net Revenue	804	894	1,654	860	644	(20%)

Wii	(19)	27	27	(32)	23
PLAYSTATION 3	(78)	68	58	(113)	(22)
Xbox 360	-	-	-	3	63
PlayStation 2	(39)	23	(11)	(20)	(7)
Wireless	-	-	1	(1)	-
PSP	(31)	(3)	34	(23)	(16)
PC	(28)	117	(21)	(65)	131

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	(195)	232	88	(251)	172

Wii	90	121	281	94	184	104%
Xbox 360	134	291	448	135	136	1%
PLAYSTATION 3	84	188	355	84	99	18%
PlayStation 2	57	100	168	33	20	(65%)
Xbox	-	1	-	-	-	-

Total Consoles	365	701	1,252	346	439	20%
Wireless	44	47	50	48	50	14%
Nintendo DS	21	44	118	38	28	33%
PSP	27	33	70	21	22	(19%)

Total Mobile	92	124	238	107	100	9%
PC	124	281	194	115	255	106%
Licensing and Other	28	20	58	41	22	(21%)

Total Non-GAAP Net Revenue	609	1,126	1,742	609	816	34%

Wii	13%	10%	15%	15%	25%
PLAYSTATION 3	20%	13%	18%	23%	19%
Xbox 360	17%	33%	27%	15%	11%
PlayStation 2	12%	9%	11%	6%	4%

Total Consoles	62%	65%	71%	59%	59%
Wireless	5%	5%	3%	6%	8%
PSP	7%	4%	2%	5%	6%
Nintendo DS	3%	5%	7%	4%	4%

Total Mobile	15%	14%	12%	15%	18%
PC	19%	18%	13%	21%	19%
Licensing and Other	4%	3%	4%	5%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Wii	15%	11%	16%	16%	23%
Xbox 360	22%	26%	26%	22%	17%
PLAYSTATION 3	14%	16%	20%	14%	12%
PlayStation 2	9%	9%	10%	5%	2%

Total Consoles	60%	62%	72%	57%	54%
Wireless	7%	4%	3%	8%	6%
Nintendo DS	4%	4%	7%	6%	3%
PSP	4%	3%	4%	3%	3%

Total Mobile	15%	11%	14%	17%	12%
PC	20%	25%	11%	19%	31%
Licensing and Other	5%	2%	3%	7%	3%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	Q1 FY10	YOY % Change
CASH FLOW DATA

Operating cash flow	(291)	(124)	212	215	(328)	(13%)
Operating cash flow - TTM	239	219	82	12	(25)	(110%)

Capital expenditures	31	32	27	25	8	(74%)
Capital expenditures - TTM	101	110	112	115	92	(9%)

BALANCE SHEET DATA

Cash, cash equivalents and short-term investments	1,947	1,825	1,959	2,155	1,839	(6%)
Marketable equity securities	732	640	302	365	440	(40%)
Receivables, net	269	547	794	116	375	39%
Inventories	223	328	295	217	215	(4%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	192	424	512	261	433
Less: Beginning of the quarter	387	192	424	512	261

Change in deferred net revenue (packaged goods and digital content)	(195)	232	88	(251)	172

STOCK-BASED COMPENSATION

Cost of goods sold	1	-	-	1	1
Marketing and sales	5	5	5	5	3
General and administrative	10	13	11	13	5
Research and development	34	35	28	37	24

Total Stock-Based Compensation	50	53	44	56	33

EMPLOYEES	9,391	9,671	9,760	9,106	8,948	(5%)

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Wireless) (a)

Wii	1	3	12	4	6
Xbox 360	3	7	8	6	4
PLAYSTATION 3	3	7	7	5	4
PlayStation 2	2	4	7	1	2
Xbox	-	1	-	-	-

Total Consoles	9	22	34	16	16
Nintendo DS	-	6	9	7	2
PSP	1	3	3	1	2

Total Mobile	1	9	12	8	4
PC	3	3	10	6	3

Total SKUs	13	34	56	30	23

(a)	The Company revised the manner in which it tracks SKU releases. For comparability purposes, SKU release data for prior periods have been adjusted to conform to the current methodology.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet

PRODUCT RELEASES

Q1 FY10

	Wii	Xbox 360	PS3	PS2	Wire- less	NDS	PSP	PC

BOOM BLOXTM Bash Party	X
EA SPORTS ActiveTM	X
EA SPORTSTM Grand Slam® Tennis	X
Fight Night Round 4		X	X
Hard Rock Casino® Collection					X
Harry Potter and the Half-Blood PrinceTM	X	X	X	X		X	X	X
MONOPOLY Deal					X
MySimsTM Racing	X					X
Spy Hunter™					X
Star Trek®					X
Surviving High SchoolTM					X
The Godfather® 2		X	X					X
The SimsTM 3					X			X
Tiger Woods PGA TOUR® 10	X	X	X	X			X
X-Men Origins: Wolverine™					X

Distribution
Rock BandTM Track Pack Classic Rock	X	X	X	X
Rock BandTM Unplugged							X